Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  August 6, 2014

RCI Hospitality Holdings, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

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ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On August 6, 2014, we held our Annual Meeting of Stockholders of Rick's Cabaret International, Inc. at 15000 Airport Freeway, Fort Worth, Texas 76155 (at Rick’s DFW), for the following purposes:

(1) To elect six directors, including Eric S. Langan, Travis Reese, Robert L. Watters, Steven L. Jenkins, Luke Lirot and Nour-Dean Anakar;

(2) To amend our certificate of formation to change our name to RCI Hospitality Holdings, Inc.;

(3) To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014;

(4) To approve a non-binding advisory resolution on executive compensation; and

(5) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, the name change was approved, the appointment of Whitley Penn LLP was ratified and the non-binding advisory resolution was approved.  There were no other matters presented for action at the Annual Meeting. The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, May 2, 2013:	10,037,057

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	8,443,843

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	2,481,925	1,242,500
Robert L. Watters	2,156,255	1,568,170
Steven L. Jenkins	3,053,887	670,538
Nour-Dean Anakar	3,407,308	317,117
Travis Reese	2,462,092	1,262,333
Luke Lirot	3,404,412	320,013

Additionally, there was a total of 4,719,418 broker non-votes for the election of directors.

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Item 2:	Approval of amendment to certificate of formation to change name to RCI Hospitality Holdings, Inc.

Votes for:	8,088,991
Votes against:	315,276
Votes abstained:	39,576

Item 3:	Ratification of appointment of Whitley Penn LLP as independent registered public accounting firm for fiscal year ending September 30, 2014

Votes for:	8,267,351
Votes against:	134,181
Votes abstained:	42,311

Item 4:	Approval of a non-binding advisory resolution on executive compensation

Votes for:	3,512,522
Votes against:	109,599
Votes abstained:	102,304

Additionally, there was a total of 4,719,418 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Formation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: August 12, 2014	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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